UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2006

 K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-9576 (Commission File Number)	22-1759452 (I.R.S. Employer Identification No.)

Routes 55 & 553 P.O. Box 888
Pitman, New Jersey	08071-0888
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 589-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2006, K-Tron International, Inc. (“K-Tron”) acquired all of the outstanding capital stock (the “J.M.J. Stock”) of J.M.J. Industries, Inc., an Illinois corporation, which operates its business under the trade name Gundlach (“Gundlach”). The acquisition of the J.M.J. Stock was made by a wholly-owned, second-tier subsidiary of K-Tron pursuant to a Share Purchase Agreement, dated March 3, 2006 (the “Share Purchase Agreement”), by and among the subsidiary and the shareholders of Gundlach.

The purchase price paid by the subsidiary for the J.M.J. Stock was $9,154,500, of which $6,154,500 was paid in cash and $3,000,000 by delivery of an unsecured, promissory note (the “Note”) to the Sellers’ Representative as defined in the Share Purchase Agreement. The Note bears interest at 5% per annum and is payable in three equal, annual installments of $1,000,000 on March 3 in each of 2008, 2009 and 2010. K-Tron guaranteed the full and prompt payment of all principal and interest under the Note as well as the obligations of its subsidiary under the Share Purchase Agreement. The K-Tron subsidiary also paid off all of Gundlach’s bank debt, which amounted to approximately $1,347,000. K-Tron did not borrow any money in connection with either the acquisition or the payoff of the bank debt.

Gundlach, which has manufacturing and office facilities in Belleville, Illinois, is a leading manufacturer of size reduction equipment for the coal mining industry and is best known for its single and two-stage double roll crushers which crush coal at the mine mouth and the preparation plant. Gundlach roll crushers, cage mills and other equipment also are used to crush coal and other minerals in coal-fired power stations, salt processing plants, fertilizer manufacturing facilities and other industrial applications. Replacement parts sales are an important part of the business since Gundlach has a large installed base of equipment. Gundlach will be part of K-Tron’s size reduction group along with Pennsylvania Crusher Corporation and Jeffrey Specialty Equipment Corporation.

A press release relating to the acquisition of the J.M.J. Stock is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release, dated March 6, 2006, issued by K-Tron International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.

By	EDWARD B. CLOUES, II
Edward B. Cloues, II
Chairman of the Board and
Chief Executive Officer

Dated: March 8, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 6, 2006, issued by K-Tron International, Inc.